UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 21, 2014
ASIA PACIFIC BOILER CORPORATION
(Exact name of registrant as specified in its charter)
Nevada	333-176312	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Unit 10 & 11, 26th Floor, Lippo Centre, Tower 2 89 Queensway Admiralty, Hong Kong 77057
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		+852-3875-3362
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items

On February 21, 2014, we published a news release describing the status of our due diligence and other matters related to the Letter of Intent among our Company, Million Place Investments Limited, Inner Mongolia Yulong Pump Production Co. Ltd. and Hohhot Devotion Boiler General Company Private Limited.

Item 9.01	Financial Statements and Exhibits
99.1	New Release dated February 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA PACIFIC BOILER CORPORATION
/s/Qin Xiu San
Qin Xiu San
President
Date:	February 27, 2014